EMPLOYMENT AGREEMENT

                  THIS EMPLOYMENT AGREEMENT ("Agreement") is made as of the 25th day of August 1999, by and between PLATINUM EXECUTIVE SEARCH, INC., a New York corporation with an office for the conduct of its business at 342 Madison Avenue, .York Suite 1500, New York, New York 10173 (the "Company"), and FRANK FAVA, an individual residing at 333 East 53rd Street, New York, New York 10022 (the "Executive").

                  WHEREAS, the Company desires to employ the Executive as the President of a human resource practice group to do business under a name mutually acceptable to the parties, and which will be formed and established as a separate, wholly-owned subsidiary of the Company (such subsidiary, or any other set of discrete areas of business over which Executive is given direct responsibility as agreed between Executive and Company, herein referred to as the "HRG"), and as a Vice President of the Company, and the Executive desires to be employed by HRG and the Company in such capacity; and

                  WHEREAS, the parties hereto desire to enter into an agreement of employment mutually beneficial to said parties, and for the purpose of defining the rights, duties and obligations of each of the parties hereto;

                  NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the Company and the Executive agree as follows:

         1. Employment. Upon the terms and subject to the conditions of this Agreement, the Company hereby employs the Executive and the Executive hereby accepts employment by the Company on the terms and conditions hereinafter set forth. Executive will, either before or promptly upon commencing employment with the Company, dissolve and liquidate the Corporation and cease conducting business therein except insofar as necessary to wind up and liquidate the Corporation's affairs; provided, however, that he shall do so in a manner that does not materially interfere with the performance of his duties for the Company or HRG.

         2. Subject Term. to the provisions of Section 10 of this Agreement, Executive's employment shall be for a period of five (5) years commencing on October 1, 1999 and terminating on September 30, 2004.

         3. Executive's Position, Duties and Authority.

            3.1 Position. The Company shall employ the Executive, and the Executive shall serve as the President of HRG and a Vice President of the Company.

            3.2 Description. The Executive shall perform such duties and responsibilities on a full time basis as shall be reasonably assigned to the Executive by the President and Chief Executive Officer of the Company, and which are customarily incident to the day-to-day management and operation of HRG and the Company or the offices of President and a Vice-President, respectively, including, but not limited to performing various administrative duties as shall be reasonably assigned to the Executive by the President and Chief Executive Officer of the Company.

            3.3 Authority. At all times during the Term, the Executive shall report directly to the Chairman and Chief Executive Officer of the Company, or to such other senior executive as the Chairman and Chief Executive Officer of the Company may designate.

         4. Full-Time Services.

            4.1 General. The Executive shall devote substantially all of his business time, labor, skill and energy to the business and affairs of the Company and to the duties and responsibilities referred to in Section 3.2 of this Agreement

            4.2 Opportunities; Investments. The Executive covenants and agrees that, during the Term, he shall inform the Company of each business opportunity related to the business of the Company or any of the Company's subsidiaries or affiliates of which he becomes aware and that he will not, directly or indirectly, exploit any such opportunity for his own account, nor will he render any services to any other person or business, or acquire any interest of any type in any other business, that competes with any business of the Company or any of the Company's subsidiaries or affiliates.

         5. Location of Employment. Unless the Executive consents otherwise in writing, the principal location for the performance of his duties hereunder shall be at the Company's offices in New York City or at 200 Park Avenue South, New York, New York.

         6. Base Salary/Bonuses.

            6.1 Base Salary. The Company shall, commencing October 1, 1999 and during the continuance of the Executive's employment hereunder, pay to the Executive, and the Executive agrees to accept, in consideration of his services, a salary (the "Base Salary") (i) from the Effective Date through the remainder of the contract, at a rate of TEN THOUSAND AND NO/l00THS DOLLARS ($10,000.00) per month. All Base Salary shall be payable in accordance with the Company's normal payroll practices, so long as the Executive's employment continues as provided by this Agreement.

            6.2 Bonuses. During the Term of this Agreement, the Executive shall be eligible to receive the following bonus payments (each a "Bonus," and collectively, the "Bonuses"):

            (a) An annual (calendar year) bonus, payable at the discretion of the Board of Directors, of no less than 15 percent of the increase, if any, in pre-tax profits of HRG; and

            (b) A bonus equal to 3 percent of the purchase price of any acquisition of another human resource company made by the Company or one of its affiliates that was originated or introduced by the Executive, payable at the time of the closing of the acquisition.

            (c) Calculation of pre-tax profits shall be made in good faith by the Company's Chief Financial Officer consistent with the Company's usual and customary practice.

            6.3 Signing Bonus. Upon commencement of employment under this Agreement, the Company shall issue to Executive 180,000 shares of its common stock (the "Shares"). The Shares shall be subject to the following keepwell arrangements:

            (a) Initial Keepwell. During the one hundred eighty (180) day period commencing on the date that the Form S-4 registration statement of the Company is declared effective by the Securities Exchange Commission (" Market Date"), 18,000 of the Shares shall be subject to an initial keepwell feature (the "Initial Keepwell Guarantee"). The Initial Keepwell Guarantee shall require that in the event that the mean of the last asked price quoted by the primary market maker for the Company on the date that Executive sells any of his Shares to which the Initial Keepwell Guarantee applies (an "Initial Sale Date") does not at least equal $2.00, Executive shall receive additional shares so that the total number of the Shares subject to the Initial Keepwell Guarantee owned by Executive plus the additional shares so issued to Executive multiplied by the actual mean price on such Initial Sale Date would have been equal to $36,000. Notwithstanding the foregoing, Executive hereby agrees and acknowledges that in the event that he attempts to sell an aggregate of more than 9,000 of the Shares during any thirty (30) day period during the term that the Initial Keepwell is in effect, the Initial Keepwell shall only apply to the first 9,000 Shares sold during such thirty (30) day period, and that in no event shall the Initial
            Keepwell Guarantee apply to more than 18,000 of the Shares. Executive further acknowledges that the Initial Keepwell shall terminate on the date that is one hundred eighty (180) days after the Market Date.

            (b) Anniversary Keepwell. On the one year anniversary of the Market Date (the "Anniversary Date"), 162,000 of the Shares, being the remainder of the Shares not originally subject to the Initial Keepwell Guarantee, or so many thereof that Executive then owns ("Residual Shares"), shall be subject to a keepwell feature (the "Anniversary Keepwell Guarantee"). The Anniversary Keepwell Guarantee shall require that in the event that the mean of the last asked price quoted by the primary market maker for the Merged Entity on each of the five (5) business days preceding the Anniversary Date (the "Average Mean Price") does not at least equal $2.00 per share, Executive shall receive additional shares so that on the Anniversary Date the total number of shares owned in the aggregate by Executive multiplied by the Average Mean Price shall be equal to the amount determined by multiplying $2.00 by the number of Residual Shares. In the event that the total number of Shares owned in the aggregate by Executive multiplied by the Average Price is equal to or greater than $324,000 minus the aggregate consideration the Executive has received for sales of Shares (excluding from this determination the Shares originally subject to the Initial Keepwell Guarantee), the Anniversary Keepwell Guaranty shall not apply.

            (c) Termination of Keepwells. The parties hereto hereby agree and acknowledge that in the event that the mean of the last asked price quoted by the primary market maker for the Company on each business day during any period consisting of at least twenty (20) consecutive business days exceeds $3.00, the Initial Keepwell Guarantee and the Anniversary Keepwell Guarantee shall become void and Executive shall retain no rights to any keepwell features or guarantees.

         7. Stock Options. Commencing with the Term of this Agreement, the Executive shall be eligible to receive the following options (collectively, the "Stock Options") to purchase shares of the Company's Common Stock as provided below:

            Stock Options, to be issued January 5,2000, to acquire 25,000 shares, as adjusted for any stock splits, stock dividends or similar events occurring after the date hereof, of the Common Stock of the Company, at a price equal to the market value of the Company's Common Stock as of twenty (20) days after becoming a public company with registered Common Stock.

The Stock Options shall fully vest on the date of their issuance to the Executive, shall not be transferable except upon the optionee's death, shall, unless terminated, be exercisable for 10 years from the date of issuance, shall be subject to early termination upon cessation of employment with the Company as set forth in greater detail in Exhibit A hereto, and shall be subject to such other terms and conditions applicable to stock options of the Company pursuant to the Company's stock option plan.

         8. Expenses; Vacation. The Company shall reimburse the Executive in accordance with the Company's regular procedures in effect from time to time and in form suitable to establish the validity of such expenses for tax purposes, all ordinary, reasonable and necessary travel, entertainment and other business expenses as shall be incurred by him in the performance of his duties hereunder. During the Term of this Agreement, the Executive shall be entitled to twenty (20) days vacation annually with pay.

         9. Benefits. During the Term, the Executive shall be eligible to participate in any pension or profit-sharing plan or program of the Company now existing or hereafter established, on terms no less favorable than those made available to other senior executives of the Company. Upon meeting all applicable eligibility requirements, the Executive shall be entitled to receive such other benefits or rights as may be provided under any employment benefit plan provided by the Company that is now or hereafter will be reflected, including participation in life, medical, disability and dental insurance plans.

         10. Termination.

            10.1 Notwithstanding the provisions of Sections 1 and 2 hereof, this Agreement may be terminated prior to the expiration of the Term by the President and Chief Executive Officer of the Company upon the occurrence of any of the following events:

                  10.1.1 Upon the death of the Executive;

                  10.1.2 Upon the inability of the Executive to perform his duties in any material respects on account of illness or other incapacity for the longer of (i) three (3) months in any period of 12 consecutive months or
(ii) any longer period prescribed by any applicable law;

                  10.1.3 For Cause, which shall be defined as:

            (a) the Executive is convicted of a felony criminal offense, or of a criminal offense involving any act or acts of moral turpitude;

            (b) The Executive is found guilty of any act of dishonesty, fraud or theft from the Company, or any of the Company's subsidiaries or affiliates;

            (c) In the event of willful malfeasance, gross negligence, or gross or willful material misconduct in the performance of his duties hereunder; or

            (d) Upon the failure or refusal by the Executive to perform according to or to comply with the reasonable policies and directions established by the Company after written notice of such non-compliance stating what is required of the Executive to cure such non-compliance and a reasonable opportunity to cure such non-compliance within ten (10) business days of delivery of such notice.

         11. Confidential Information; Noncompetition.

            11.1 The Executive shall be prohibited from disclosing to anyone (except to the extent reasonably necessary to perform the Executive's duties hereunder) any confidential information concerning the business or affairs of the Company or the Company's subsidiaries or affiliates which the Executive may have acquired in the course of and as incident to his employment or prior dealings with the Company or the Company's subsidiaries or affiliates, including,  without  limitation,  client lists,  business or trade  secrets,  or methods or techniques used by the Company or the Company's subsidiaries or affiliates in or about its business. The obligation in this Section 11.1 survives the expiration or earlier termination of this Agreement.

            11.2 During the Term of this Agreement and for a period of twenty four (24) months after the expiration or earlier termination hereof, the Executive will not:

            (a) compete with the Company for business with customers and/or clients that are or have been clients or customers of the Company or its subsidiaries within the four (4) months preceding the date the Executive leaves the Company; or

            (b) influence or attempt to influence any employee of the Company or the Company's subsidiaries or affiliates to terminate his or her employment with the Company or the Company's subsidiaries or affiliates.

The obligation in this subsection 11.2 survives the expiration or earlier termination of this Agreement. In the event that the restrictive period provided in this Section 11.2 is determined to be too long by any court or other body having jurisdiction over any dispute between the parties over such issue whose decision is binding on the parties hereto, this Section 11.2 shall be valid and enforceable for the period determined to be so enforceable.

         12. Notices. Any notice, direction or instruction required or permitted to be given hereunder shall be given in writing and may be given by telex, telegram, facsimile transmission or similar method if confirmed by mail as herein provided; by mail if sent postage prepaid by registered mail, return receipt requested; or by hand delivery to any party at the address of the party set forth below. If notice, direction or instruction is given by telex, telegram or facsimile transmission or similar method or by hand delivery, it shall be deemed to have been given or made on the day on which it was given, and if mailed, shall be deemed to have been given or made on the third business day following the day after which it was mailed. Any party may, from time to time, by like notice give notice of any change of address and in such event, the address of such party shall be deemed to be changed accordingly.

(a)      If to the Company:

                                     Platinum Executive Search, Inc.
                                     342 Madison Avenue, Suite 1500
                                     New York, New York 10 173
                                     Attention: John Mazutto

                                     Attention:

                                     With a copy to:

                                     Robert Schneider, Esq.
                                     Graham &James LLP
                                     885 Third Ave, 21st Floor
                                     New York, N. Y. 10022

(b)      If to the Executive:

                                     Frank Fava
                                     333 East 53rd Street
                                     New York, New York 10022

         13. General.

            13.1 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

            13.2 Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, between or among the parties, except as specifically provided herein.

            13.3 Successors and Assigns. This Agreement, and the Executive's rights and obligations hereunder, may not be assigned by the Executive, except that the Executive may designate one or more beneficiaries to receive any amounts that would otherwise be payable hereunder to the Executive's estate. This Agreement shall be binding on any successor to the Company whether by merger, consolidation, acquisition of all or substantially all of the Company's assets or business or otherwise, as fully as if such successor were a signatory hereto; and the Company shall cause such successor to, and such successor shall, expressly assume the Company's obligations hereunder.

and the Company shall cause such successor to, and such successor shall, expressly assume the Company's obligations hereunder.

            13.4 Amendments; Waivers. This Agreement cannot he changed, modified or amended, and no provision or requirement hereof may be waived, without consent in writing of the parties hereto. However, in the event that the Company-issues an Employee Manual which amends or modifies any policy specifically identified and incorporated into this Agreement, such policy automatically shall be deemed included (1st part of this Agreement without further consideration other than the continued performance of this Agreement's material terms by the Company.

            13.5 Ability to Fulfill Obligations. Neither the Company nor the Executive is a party to or bound by any agreement which would be violated by the terms of this Agreement.

            13.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original. It shall not be necessary when making proof of this Agreement to account for more than one counterpart.

            IN WITNESS WHEREOF. the parties have duly executed this Agreement as of the date first above written.

                                               PLATINUM EXECUTIVE SEARCH, INC.

                                               By: /s/ John Mazzuto
                                                  ------------------------------
                                                  Name: John Mazzuto
                                                  Title: President



                                               EXECUTIVE:

                                               /s/ Frank Fava
                                               -------------------------------
                                               FRANK FAVA

                                    EXHIBIT A

                       Early Termination of Stock Options
                       ----------------------------------

         1. Should Optionee cease service for any reason other than death or permanent disability while the option remains outstanding, then Optionee will have a three (3) month period measured from the date of such cessation of Service in which to exercise the option for any or all of the option shares for which the option is exercisable at the time of such cessation of Service. In no event, however, may the option be exercised at any time after the specified expiration date of the option term. Upon the expiration of such three (3) month period or (if earlier) upon the specified expiration date of the option term, the option will terminate and cease to be outstanding.

         2. Should Optionee die while in service or within the three (3) month period following his or her cessation of service, then the personal representative of Optionee's estate or the person or persons to whom the option is transferred pursuant to Optionee's will or in accordance with the laws of descent and distribution will have the right to exercise the option for any or all of the option shares for which the option is exercisable at the time of Optionee's cessation of service, less any option shares subsequently purchased by Optionee prior to death. Such right will lapse, and the option will terminate and cease to remain outstanding, upon the earlier of (i) the expiration of the twelve (12) month period measured from the date of Optionee's death or (ii) the expiration date.

         3. Should (i) Optionee's service be terminated for misconduct (including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement) or (ii) Optionee make any unauthorized use or disclosure of confidential information or trade secrets of the Company or any parent or subsidiary, then in any such event the option will terminate immediately and cease to be outstanding.